UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 8, 2015

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On December 14, 2015, Sonus Networks, Inc. (the “Company”) announced that Brian O’Donnell will step down as Vice President of Finance, Corporate Controller and principal accounting officer.  Mr. O’Donnell will remain with the Company to assist in the transition of his duties until December 31, 2015.

(c)          On December 8, 2015, the Board of Directors of the Company appointed Mark Greenquist, Chief Financial Officer of the Company, as the principal accounting officer of the Company, effective January 1, 2016.

Mr. Greenquist has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.  Mr. Greenquist is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  The information required by Items 401(b) and (e) of Regulation S-K with respect to Mr. Greenquist, including his biographical information, business experience, and a description of the material terms of Mr. Greenquist’s employment agreement with the Company are contained in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 29, 2013 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2015	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary